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                                                                    Exhibit 16.1

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



December 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                             Re: DoubleClick Inc.

We have read the section titled "Change in Independent Accountants" included in DoubleClick Inc.'s Registration Statement on Form S-1 filed on
December 16, 1997 and are in agreement with the statements contained in that section therein.

Very truly yours,



/s/ KPMG PEAT MARWICK LLP


/jk